Exhibit 5.1

December 7, 2018

Waitr Holdings Inc.

44 Ryan Street, Suite 300

Lake Charles, Louisiana 70601

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Waitr Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the issuance from time to time by the Company of: (i) up to 12,500,000 shares of common stock (the “Public Warrant Shares”), par value $0.0001 per share (“common stock”), upon the exercise of 25,000,000 warrants of the Company (“Public Warrants”), each exercisable for one share of common stock; and (ii) up to an aggregate 384,615 shares of common stock (the “Luxor Warrant Shares”) issuable upon the exercise of four warrants of the Company (the “Luxor Warrants”). The Registration Statement also relates to the offer and sale by certain securityholders set forth in the prospectus contained in the Registration Statement and any supplement to the prospectus of: (i) up to 30,726,697 shares of common stock (the “Merger Shares”); (ii) the Luxor Warrant Shares; (iii) up to 4,615,386 shares of common stock (the “Convertible Note Shares”) issuable upon conversion of unsecured convertible promissory notes (the “Convertible Notes”); and (iv) the Luxor Warrants.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the third amended and restated certificate of incorporation of the Company, as in effect on the date hereof, (ii) the Registration Statement, (iii) resolutions of the Board of Directors of the Company relating to, among other matters, the issuance of the Public Warrants, the Luxor Warrants, the Convertible Notes and the filing of the Registration Statement and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

December 7, 2018 Page 2

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Public Warrants, the Luxor Warrants and the Convertible Notes are legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

2.	The Merger Shares have been duly authorized and are validly issued, fully paid and non-assessable.

3.	The Luxor Warrant Shares and the Convertible Note Shares have been duly authorized and, when issued by the Company against payment therefor in accordance with the terms of the Luxor Warrants and the Convertible Notes, respectively, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP